UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2019

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Effective July 17, 2019, the Board of Directors (the “Board”) of VeriSign, Inc. (the “Company”) appointed Dr. Yehuda Ari Buchalter to the Board, increasing the size of the Board from seven to eight directors.
Dr. Buchalter currently serves as the Chief Executive Officer of Intersection, a leading smart cities media and technology company, a position he has held since May 2017. Dr. Buchalter previously served as the Chief Operating Officer and then President of MediaMath, a leading programmatic advertising technology platform, from July 2008 to January 2017.
As a non-employee director, Dr. Buchalter will receive an annual cash retainer of $40,000 and an annual equity award grant of $250,000, made solely in the form of restricted stock units. New directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board. Dr. Buchalter’s cash retainer will also be prorated to reflect his service for a portion of the year. In addition, the Company entered into an indemnity agreement with Dr. Buchalter pursuant to which the Company is required to indemnify Dr. Buchalter against certain liabilities which may arise by reason of his status or service as a director of the Company and to advance expenses to him arising from the investigation, defense, settlement or appeal of these liabilities. The Company’s standard form of indemnity agreement was previously filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission on April 28, 2010.
There was no arrangement or understanding between Dr. Buchalter and any other person pursuant to which Dr. Buchalter was appointed as a director of the Company. There have been no transactions involving the Company or any of its subsidiaries in which Dr. Buchalter has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K
The Board has not yet determined which Board committees, if any, to which Dr. Buchalter will be appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: July 19, 2019	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary